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                                                           Exhibit 23(b)


INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in Registration Statements on Form S-3 (Nos. 33-53113 and 333-03343) and Form S-8 (Nos. 2-83877, 33-14382,
33-20421, 33-32839, 2-88940, 33-29531, 33-49052, 33-49054, 33-59580, 33-56529,
33-65447, 333-03293 and 333-19697) of The BFGoodrich Company, of our report dated September 11, 1997, on our audits of Rohr, Inc. as of July 31, 1996 and for each of the two years in the period then ended, appearing in this Annual Report on Form 10-K of The BFGoodrich Company for the year ended December 31, 1997.

                                                     /S/DELOITTE & TOUCHE LLP

San Diego, California
March 5, 1998